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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1997
                                                 -------------------------------

                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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             (Exact name of registrant as specified in its charter)


DELAWARE                               333-9371                 38-3304095
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(State or other jurisdiction     (Commission File No.)          (IRS Employer
      of incorporation)                                      Identification No.)

24 FRANK LLOYD WRIGHT DR., P.O. BOX 544, ANN ARBOR, MICHIGAN            48106
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          (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (313) 994-5505 or
                                                                  (800) 522-7832
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                                Not Applicable
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         (Former name or former address, if changed since last report)















    This document contains 4 pages.  There are no exhibits attached hereto.

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Item 2. Acquisition of Assets

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1996, as supplemented to date (the "Prospectus").

     On July 9, 1997, the Partnership purchased restaurant equipment to be used in the operation of an Breckenridge Brewery & Pub, located at 600 South Main, Breckenridge, Colorado (the "Breckenridge Equipment") for $791,000. The Breckenridge Equipment was acquired from, and leased back to BBI Acquisition Co., a Colorado corporation, dba Breckenridge Brewery & Pub ("BBI"). The headquarter offices of BBI are located at 471 Kalamath Street, Denver, Colorado. The purchase was made in cash from proceeds of the Partnership; however, it is anticipated that the Breckenridge Equipment will subsequently be leveraged as provided for in the Prospectus. The Partnership presently does not have a financing commitment.

     The Partnership and BBI entered into the Partnership's standard form of equipment lease ("BBI Lease") commencing August 1, 1997. Under the terms of the BBI Lease, BBI is responsible for all expenses related to the Breckenridge Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $163,622 payable in monthly installments of $13,605.20 on the 1st day of each month. The annual rent remains fixed for the entire BBI Lease term. All obligations under the BBI Lease are unconditionally guaranteed by Breckenridge Holding Company, a Colorado corporation.

     At the end of the BBI Lease term, upon at least 90 days prior irrevocable notice to the Partnership, BBI may purchase all of the Breckenridge Equipment for $1.00. The General Partners believe that the amount of insurance carried by BBI is adequate.

     BBI paid the first and last month's rent of $27,210 and interim rent in the amount of $10,094 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $31,640, and expect to receive an additional fee of $7,910 from the Partnership after leveraging the Breckenridge Equipment, as provided for in the Partnership Agreement. In addition, BBI paid a commitment fee equal to $7,910 to the same affiliate as provided for in the Partnership Agreement.


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Item 7. Financial Statements and Exhibits

        (b)  Pro forma financial information.

                FORECASTED STATEMENT OF TAXABLE OPERATING RESULTS
                FOR THE TWELVE MONTH PERIOD ENDING JULY 31, 1998
                                  (unaudited)

                                                  12 Months
                                                  ---------
Revenue:
      Base rent                                   $ 163,262

Expenses:
      Asset management fee                           16,326
                                                  ---------

Operating Cash Flow                                 146,936

Less:
      Depreciation                                  158,200

Net taxable operating Income                       ($11,264)
                                                  =========


           NOTES TO FORECASTED STATEMENT OF TAXABLE OPERATING RESULTS
                FOR THE TWELVE MONTH PERIOD ENDING JULY 31, 1998

1.    Rental Revenue

      Projected revenue is based upon monthly rent of $13,605.20 as stated in the BBI Lease.

2.    Equipment Operating Expense

      The Breckenridge Equipment will be leased to BBI under an absolute net leases whereby BBI is obligated to pay all expenses related to the Breckenridge Equipment including taxes, insurance, maintenance and repair costs. The Partnership will not be responsible for operating expenses attendant to the ownership of the Breckenridge Equipment, except for asset management fees.

3.    Asset Management Fee Expense

      An asset management fee is payable to an affiliate of the Managing General Partner in an amount equal to 1% of rental revenue. Payment of such fee is subordinated to receipt by the Limited Partners of their 10% Current Preferred Return.

4.    Depreciation

      Generally, the method for depreciation of equipment used in restaurants will be the 200% double-declining balance over a 5 year period, utilizing the half-year convention.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        By: Captec Franchise Capital Corporation L.P. IV Managing General Partner of
                              Captec Franchise Capital Partners L.P. IV




                        By:   /s/ W. Ross Martin
                              ----------------------------------------
                              W. Ross Martin
                              Chief Financial Officer and Vice President,
                              a duly authorized officer

                        Date: July 21, 1997




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